EXHIBIT 21

                        Subsidiaries of the Registrant

As of March 24, 1995, the following is a list of the parent (Registrant) and its subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof.

                                           State or Country   Number
                                           of Incorporation   of
    Name of Company                        or Organization    Parent
- -------------------------------------------------------------------------------
1   EG&G, Inc.                             Massachusetts      N/A
2   EG&G Alabama, Inc.                     Alabama            1
3   EG&G Astrophysics Research Corporation California         1
4   EG&G (Australia) Pty. Ltd.             Australia          21
5   EG&G Automotive Research, Inc.         Texas              21
6   EG&G Birtcher, Inc.                    California         34
7   EG&G Benelux B.V.                      Netherlands        78 (77%) 1 (23%)
8   EG&G Canada Limited                    Canada             1 (10%) 29 (43.5%)
                                                              39 (46.5%)
9   EG&G Chandler Engineering Company      Oklahoma           1
10  EG&G Defense Materials, Inc.           Utah               1
11  EG&G do Brasil Ltda.                   Brazil             21 (95%) 90 (5%)
12  EG&G Dynatrend, Inc.                   Delaware           1
13  EG&G E.C.                              Bahrain            21
14  EG&G Energy Measurements, Inc.         Nevada             1
15  EG&G Environmental, Inc.               Delaware           1
16  EG&G Exporters Ltd.                    U.S. Virgin
                                           Islands            21
17  EG&G Florida, Inc.                     Florida            1
18  EG&G Flow Technology, Inc.             Arizona            1
19  EG&G Gamma Scientific, Incorporated    Delaware           21
20  EG&G GmbH                              Germany            21
21  EG&G Holdings, Inc.                    Massachusetts      1 (79%) 28 (8%)
                                                              23 ( 6%) 76 (5%)
                                                              9(2%)
22  EG&G Idaho, Inc.                       Idaho              21
23  EG&G Instruments, Inc.                 Delaware           21
24  EG&G Instruments GmbH                  Germany            1
25  EG&G International, Ltd.               Cayman Islands     21
26  EG&G International Marine
    Services Ltd.                          Hong Kong          24
27  EG&G Japan, Inc.                       Delaware           21
28  EG&G Java Drive, Inc.                  California         1
29  EG&G Judson Infrared, Inc.             Pennsylvania       1
30  EG&G KT Aerofab, Inc.                  California         21
31  EG&G Langley, Inc.                     Virginia           17
32  EG&G Ltd.                              United Kingdom     21 (80.9%)
                                                              3 (19.1%)
33  EG&G Management Systems, Inc.          New Mexico         1
34  EG&G Metals, Inc.                      Massachusetts      1
35  EG&G Missouri Metal Shaping Company    Missouri           21
36  EG&G Mound Applied Technologies, Inc.  Ohio               1
37  EG&G Omni, Inc.                        Philippines        21
38  EG&G Power Systems, Inc.               California         1

EG&G, Inc. Exhibit 21 Page 2

                                           State or Country   Number
                                           of Incorporation   of
    Name of Company                        or Organization    Parent
- -------------------------------------------------------------------------------
39  EG&G Pressure Science Incorporated     Maryland           21
40  EG&G Rocky Flats, Inc.                 Colorado           1
41  EG&G Sealol Eagle, Inc.                Delaware           43 (51%)
42  EG&G Sealol Ltd. (Sealol Egypt)        Egypt              21 (22%) 25 (78%)
43  EG&G Sealol, Inc.                      Delaware           21
44  EG&G Services, Inc.                    Delaware           1
45  EG&G Special Projects, Inc.            Nevada             1
46  EG&G Star City, Inc.                   Ohio               2
47  EG&G Structural Kinematics, Inc.       Michigan           1
48  EG&G S.A.                              France             1 (89.6%)
                                                              43 (10.4%)
49  EG&G Technical Services of
    West Virginia, Inc.                    West Virginia      51
50  EG&G Ventures, Inc.                    Massachusetts      1
51  EG&G Washington Analytical
    Services Center, Inc.                  District of
                                           Columbia           1
52  EG&G, SpA                              Italy              21
53  Antarctic Support Associates
    (Partnership)                          Colorado           1 (40%)
54  Asmuss-Sealol (NZ) Limited             New Zealand        21 (25%)
55  Benelux Analytical Instruments S.A.    Belgium            1 (92.3%)
56  Berthold Analytical Instruments, Inc.  Delaware           1
57  Berthold A.G.                          Switzerland        59
58  Berthold France S.A.                   France             48
59  Berthold GmbH                          Germany            1
60  Berthold Munchen GmbH                  Germany            71 (60%)
61  Berthold Systems, Inc.                 Pennsylvania       1 (30%)
62  Biozone Oy                             Finland            88
63  B.A.I. GmbH                            Austria            59
64  B.A.I. S.A.R.L.                        France             48
65  Dilor SA                               France             48 (20%)
66  Eagle EG&G Aerospace Co. Ltd.          Japan              1 (49%)
67  EC III, Inc.                           New Mexico         1 (50%)
68  Heimann Optoelectronics GmbH           Germany            71
69  Heimann Shenzhen Optoelectronics
    Co. Ltd.                               China              68 (60%)
70  IC Sensors, Inc.                       California         1
71  Laboratorium Prof. Dr. Rudolf
    Berthold GmbH & Co. KG                 Germany            20 (58.0%)
                                                              24 (2.3%) 5(39.7%)
72  NOK EG&G Optoelectronics Corporation   Japan              1 (49%)
73  NoVOCs, Inc.                           California         1
74  Pribori Oy                             Finland            88
75  PT EG&G Heimann Optoelectronics        Indonesia          21
76  Reticon Corporation                    California         1
77  Reynolds Electrical & Engineering
    Co., Inc.                              Texas              1
78  Rotron Incorporated                    New York           1
79  Science Support Corporation            Delaware           1
80  Sealol Hindustan Limited               India              43 (20%)
81  Sealol S.A.                            Venezuela          43
82  Seiko EG&G Co. Ltd.                    Japan              1 (49%)
83  Shanghai EG&G Reticon Optoelectronics
    Co. Ltd.                               China              76 (50%)

EG&G, Inc. Exhibit 21 Page 3

                                           State or Country   Number
                                           of Incorporation   of
    Name of Company                        or Organization    Parent
- -------------------------------------------------------------------------------
84  Societe Civile Immobiliere             France             1 (82.5%)
                                                              58 (17.5%)
85  Vactec, Inc.                           Missouri           1
86  WALLAC A/S                             Denmark            88
87  WALLAC Norge AS                        Norway             88
88  WALLAC Oy                              Finland            21
89  WALLAC Sverige AB                      Sweden             88
90  WALLAC, Inc.                           Maryland           1
91  Wellesley B.V.                         Netherlands        93
92  Westpart, Inc.                         Nevada             43
93  Wickford N.V.                          Netherlands
                                           Antillies          25
94  Wright Components, Inc.                New York           1